ASSET PURCHASE AGREEMENT


                                 by and between


                        FLAGSHIP BROADCASTING CORPORATION


                                       and


                                TV ALABAMA, INC.

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE 1....................................................................2
DEFINITIONS AND REFERENCES...................................................2
ARTICLE 2....................................................................7
SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; PAYMENT OF
 PURCHASE PRICE; ASSUMPTION OF LIABILITIES...................................7
      2.01 Asset Sale........................................................7
      2.02 Purchase Price....................................................7
      2.03 Payment of Purchase Price.........................................7
      2.04 Assumption of Liabilities.........................................7
ARTICLE 3....................................................................8
REPRESENTATIONS AND WARRANTIES BY SELLER.....................................8
      3.01 Organization and Standing.........................................8
      3.02 Authorization.....................................................8
      3.03 Litigation; Compliance with Law...................................9
      3.04 Financial Statements and Condition; Liabilities...................9
      3.05 Assets; Consents.................................................10
      3.06 Condition of Tangible Assets.....................................11
      3.07 Trademarks; Licenses.............................................11
      3.08 Licenses.........................................................11
      3.09 Reports and Records..............................................11
      3.10 Contracts........................................................12
      3.11 Conflicts........................................................12
      3.12 Related Parties..................................................13
      3.13 Taxes............................................................13
      3.14 Employee Benefit Plans...........................................14
      3.15 Environmental Matters............................................15
      3.16 Labor Relations..................................................16
      3.17 Broadcast of Programming.........................................17
      3.18 Insurance........................................................17
      3.19 Disclosure.......................................................17
ARTICLE 4...................................................................18
REPRESENTATIONS AND WARRANTIES BY BUYER.....................................18
      4.01 Organization and Standing........................................18
      4.02 Authorization....................................................18
      4.03 Qualification as Licensee........................................18
ARTICLE 5...................................................................19
APPLICATION FOR COMMISSION CONSENT..........................................19
ARTICLE 6...................................................................19
HART-SCOTT-RODINO...........................................................19
ARTICLE 7...................................................................19
COVENANTS AND AGREEMENTS OF SELLER..........................................19
      7.01 Negative Covenants...............................................19
      7.02 Affirmative Covenants............................................21
      7.03 Removal of Materials.............................................23
      7.04 Confidentiality..................................................23
      7.05 Employees........................................................23
ARTICLE 8...................................................................23
COVENANTS AND AGREEMENTS OF BUYER...........................................23
      8.01 Confidentiality..................................................23
      8.02 Corporate Action.................................................24
ARTICLE 9...................................................................24
CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.........................24
      9.01 Representations and Covenants....................................24
      9.02 Consents.........................................................24
      9.03 Delivery of Documents............................................24
      9.04 FCC Order........................................................24
      9.05 Title Insurance Commitment and Survey............................25
      9.06 Legal Proceedings................................................25
      9.07 Hart-Scott-Rodino................................................25
      9.08 Absence of Material Change.......................................25
ARTICLE 10..................................................................25
CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE........................25
      10.01 Representations and Covenants...................................25
      10.02 Delivery of Documents...........................................26
      10.03 FCC Order.......................................................26
      10.04 Legal Proceedings...............................................26
      10.05 Hart-Scott-Rodino...............................................26
ARTICLE 11..................................................................26
THE CLOSING.................................................................26
      11.01 Closing.........................................................26
      11.02 Delivery by Seller..............................................26
      11.03 Delivery by Buyer...............................................28
ARTICLE 12..................................................................28
ALLOCATION OF PURCHASE PRICE AMONG ASSETS...................................28
ARTICLE 13..................................................................29
POSSESSION AND CONTROL......................................................29
ARTICLE 14..................................................................29
RISK OF LOSS................................................................29
ARTICLE 15..................................................................29
SURVIVAL; INDEMNIFICATION...................................................29
      15.01 Survival of Seller's Representations............................29
      15.02 Indemnification by Seller.......................................30
      15.03 Survival of Buyer's Representations.............................30
      15.04 Indemnification by Buyer........................................30
      15.05 Conditions of Indemnification...................................31
ARTICLE 16..................................................................32
TERMINATION.................................................................32
ARTICLE 17..................................................................32
REMEDIES....................................................................32
      17.01 Default by Buyer................................................32
      17.02 Default by Seller...............................................32
      17.03 Specific Performance............................................33
ARTICLE 18..................................................................33
GUARANTEE...................................................................33
ARTICLE 19..................................................................35
ADDITIONAL ACTIONS AND DOCUMENTS............................................35
ARTICLE 20..................................................................35
BROKERS.....................................................................35
ARTICLE 21..................................................................35
EXPENSES....................................................................35
ARTICLE 22..................................................................36
NOTICES.....................................................................36
ARTICLE 23..................................................................38
WAIVER......................................................................38
ARTICLE 24..................................................................38
BENEFIT AND ASSIGNMENT......................................................38
ARTICLE 25..................................................................39
REMEDIES CUMULATIVE.........................................................39
ARTICLE 26..................................................................39
ENTIRE AGREEMENT; AMENDMENT.................................................39
ARTICLE 27..................................................................39
SEVERABILITY................................................................39
ARTICLE 28..................................................................39
PRESS RELEASES..............................................................39
ARTICLE 29..................................................................40
HEADINGS....................................................................40
ARTICLE 30..................................................................40
GOVERNING LAW...............................................................40
ARTICLE 31..................................................................40
SIGNATURE IN COUNTERPARTS...................................................40

                            ASSET PURCHASE AGREEMENT



                  THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 14th day of September, 1999 by and between FLAGSHIP BROADCASTING CORPORATION, an Ohio corporation ("Seller"), and TV ALABAMA, INC., a Delaware corporation, ("Buyer").

                  WHEREAS, Seller owns and operates Television Station WJSU-TV, Channel 40, Anniston, Alabama, together with certain auxiliary facilities (collectively, the "Station");

                  WHEREAS, RKZ Television, Inc. ("RKZ") and Allbritton Communications Company ("ACC") are parties to that certain Option Agreement dated as of December 21, 1995 whereby RKZ granted to ACC or its designated affiliate the option to purchase the assets of the Station (the "Option Agreement");

                  WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of February 1, 1996, ACC assigned to Allfinco, Inc., a Delaware corporation ("Allfinco"), and Allfinco assigned to Buyer, all of ACC's rights and obligations under the Option Agreement;

                  WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of July 7, 1997, RKZ assigned the Option Agreement to Seller which assignment was consummated on October 2, 1997;

                  WHEREAS, Buyer exercised the Option pursuant to written notice dated as of September 14, 1999; and

                  WHEREAS, Buyer agrees to purchase from Seller all the Assets (as hereinafter defined), and Seller desires to sell all the Assets to Buyer, all in accordance with and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                           DEFINITIONS AND REFERENCES

                  As used herein, the following terms shall have the meanings set forth below, unless the context otherwise requires:

                  "Accounts Receivable" means all accounts, notes or accounts receivable with respect to the Station.

                  "Additional Agreements" shall have the meaning set forth in
                   Section 7.01(g).

                  "Applications" shall have the meaning set forth in Section 5.

                  "Assets" means the Station and all real, personal and mixed assets, both tangible and intangible (including the business of the Station as a "going concern"), wherever located, owned or held by Seller and which are used or useful in the business and operation of the Station. Subject to the provisions of Section 7, Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Closing Date, and shall include, without limitation, all of Seller's right, title and interest in and to the following assets:

                  (a) that  certain  real  property  set forth and  described in
Schedule 1(a).

                  (b) the leasehold interests in that certain real property described in Schedule 1(b).

                  (c) all buildings, structures, fixtures, and other improvements now or hereafter actually or constructively attached to the Property, and all modifications, additions, restorations, or replacements of the whole or any part thereof, including, without limitation, those described in Schedules 1(a) and 1(b) (the "Improvements").

                  (d) as landlord (whether named as such therein or by assignment or otherwise) in all leases and subleases, if any, of the Property and the Improvements now existing or at any time hereafter made, and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits of the Property or the Improvements now due or hereafter to become due with respect to the Property or the Improvements or any part thereof.

                  (e) in and to all streets, roads and public places, opened or proposed, and all easements and rights of way, public and private, rights and appurtenances, now or hereafter used in connection with, or belonging, incident or appertaining to, the Property or the Improvements.

                  (f) all furniture, fixtures, furnishings, machinery, equipment, inventory, supplies, antenna installations, towers and other property, including, without limitation, those described in Schedule 1(f).

                  (g) all of the Licenses (as hereinafter defined) for the Station as more fully described in Schedule 1(g).

                  (h) all of the copyrights, trademarks and trade names (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights associated therewith, including, without limitation, those described in Schedule 1(h) and Seller's rights to the call letters for the Station.

                  (i) all contracts, agreements, leases and other intangible assets, including, without limitation, those trade-out agreements and other contracts, agreements and leases described in Schedule 1(i).

                  (j) all deposits and prepaid expenses, including, without limitation, those described in Schedule 1(j).

                  (k) all automotive equipment and motor vehicles, including, without limitation, those described in Schedule 1(k).

                  (l) all engineering, business and other books, papers, files and records, but not the articles of incorporation, by-laws, minute books, stock transfer records, or other corporate records of Seller.

                  (m) all translators, earth stations, and other auxiliary facilities, and all applications therefor.

                  "Assignment of Contracts" means that certain Assignment of Contracts, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit D.

                  "Assignment of Leases" means that certain Assignment of Leases, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit A.

                  "Assignment of Licenses" means that certain Assignment of Licenses, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit C.

                  "Assumption Agreement" means that certain Assumption Agreement dated as of the Closing Date and executed by Buyer and Seller, substantially in the form attached hereto as Exhibit G.

                  "Bill of Sale" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Seller, substantially in the form attached hereto as Exhibit B.

                  "Claims" shall have the meaning specified in Section 15.05.

                  "Closing" means the closing of the purchase, assignment and sale of the Assets contemplated hereunder.

                  "Closing Date" means the time and date on which the Closing takes place, as established by Section 11.01.

                  "Commission" means the Federal Communications Commission.

                  "Deed"   means   the   general   warranty   deed  of   Seller,
substantially in the form attached hereto as Exhibit E.

                  "Encumbrances" mean any mortgages, pledges, liens, claims, security interests, agreements, restrictions, defects in title, easements, encumbrances, or charges.

                  "FCC Order" means an order or orders of the Commission, or of the Chief, Mass Media Bureau, acting under delegated authority, consenting to the assignment to Buyer of the Licenses for the Station, as proposed in the Applications therefor, without conditions which are adverse to Buyer or which in any way diminish the operating rights with respect to the Assets and the Station, except any such conditions expressly accepted by Buyer in writing.

                  "Final Order" means the FCC Order(s) as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                  "Indemnified Party" and "Indemnifying Party" shall have the respective meanings specified in Section 15.05.

                  "Licenses" means all of the licenses and other authorizations issued by the Commission for the operation of the Station, as set forth in
Schedule 1(g).

                  "Option" means the option to purchase the Station granted by Seller to Buyer, pursuant to the exercise of which this Agreement has been entered into.

                  "Option Consideration" means the amount of Ten Million Dollars ($10,000,000) which Buyer has paid Seller pursuant to the terms of the Option Agreement and any portion of the Supplemental Amount, if any, previously paid by Buyer to Seller.

                  "Property" means, collectively, that certain real property described in Schedule 1(a) and the leasehold interests in that certain real property described in Schedule 1(b).

                  "Purchase  Price" means the amount of Twelve  Million  Dollars
($12,000,000) and up to an additional amount of Seven Million Dollars ($7,000,000) in the event that the Supplemental Amount has been paid by Buyer to Seller as specified in Section 2.3 of the Option Agreement.

                  "Station Contracts" shall have the meaning set forth in
Section 3.10.

                  "Supplemental Amount" shall have the meaning set forth in the Option Agreement.

                  "Survey" means the surveys for all parcels of real property described on Schedule 1(a), each of which shall be prepared by a registered land surveyor licensed in the State of Alabama (the "Surveyor"), certified by the Surveyor to Buyer and Buyer's lender, and showing (a) the location of all lot and street lines, (b) the location of encroachments, overhangs or projections by buildings or improvements erected on adjacent lands or on such real property,
(c) means of ingress and egress to public roads, (d) the location of all utility and other easements, rights of way, set-back lines and other matters of record affecting such real property; (e) a description and the location of all existing improvements (including parking areas), and (f) such other facts and information as Buyer may require.

                  "TBA" means that certain Time Brokerage Agreement, dated as of December 21, 1995, by and between Seller and Buyer.

                  "Title Insurance Commitment" means an irrevocable title insurance commitment issued by a title insurance company acceptable to Buyer with respect to the real property described in Schedule 1(a) for (i) a prepaid owner's policy of title insurance (on ALTA Form B 1990 or form offering similar coverage), showing fee simple title to the real property described in Schedule 1(a) in Buyer, with no exception as to survey matters, no standard pre-printed exceptions, no creditors' rights exceptions, no exceptions for mechanics and materialmen's liens, no gap exceptions, and affirmative coverage as Buyer may reasonably request, and (ii) a prepaid full-coverage mortgagee policy of title insurance (on the ALTA 1990 form or form offering similar coverage), naming Buyer's lender as the insured party, with no exception as to survey matters, no standard pre-printed exceptions, no creditors' rights exceptions, no exceptions for mechanics and materialmen's liens, no gap exceptions, and affirmative coverage as Buyer may reasonably request, insuring that the mortgage of Buyer's lender constitutes a valid and recorded first lien on a good and marketable fee simple interest in the real property described in Schedule 1(a). The dollar amount of each policy shall be equal to the amount of consideration allocated to the real property pursuant to Section 12.

                  All references to Sections, Exhibits and Schedules are to Sections of and Exhibits and Schedules to this Agreement.

                                   ARTICLE 2.


                   SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; PAYMENT OF PURCHASE PRICE; ASSUMPTION OF LIABILITIES


        2.01      ASSET SALE.

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Assets at the Closing.


        2.02      PURCHASE PRICE.

                  For and in consideration of the conveyances and assignments described herein and in addition to the assumption of liabilities as set forth in Section 2.04, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, the Purchase Price (less the Option Consideration), subject to adjustment for payment of expenses as provided for in Section 21. The Purchase Price shall be payable as described in Section 2.03. The Purchase Price shall be allocated among the Assets in accordance with Section 12.


        2.03      PAYMENT OF PURCHASE PRICE.

                  On the Closing Date, the Buyer shall pay the adjusted Purchase Price (as calculated in accordance with Section 2.02) to Seller by wire transfer of immediately available funds.


        2.04      ASSUMPTION OF LIABILITIES.

                  At the Closing, Buyer shall assume only the following liabilities and obligations of Seller (the "Assumed Liabilities"): (a) the liabilities and obligations of Seller to be performed after the Closing Date under the contracts, agreements and leases set forth and described in Schedules 1(b) and 1(i) and (b) the liabilities and obligations of Seller to be performed after the Closing Date under any contracts, agreements and leases which are entered into after the date hereof (in compliance with Section 7) and which are identified in the certificate referred to in Section 11.02(c). Buyer shall not assume or be deemed to assume any debts, liabilities or obligations of Seller except as specified in this Section 2.04. All such assumptions pursuant to this
Section 2.04 shall be subject to Buyer's confirmation with creditors of existing unperformed obligations.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES BY SELLER


                  Seller represents and warrants to Buyer as follows:

        3.01      ORGANIZATION AND STANDING.

                  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and authorized to conduct business in the State of Alabama. Neither the nature of the business conducted by Seller, nor the character of the properties owned, leased or otherwise held by Seller makes any such qualification necessary in any other state, country, territory or jurisdiction. Seller has the full and unrestricted power and authority, corporate and otherwise, to own, lease and operate the Assets, to carry on its business as now conducted, and to enter into and perform the terms of this Agreement, the agreements, and instruments referred to herein, and the transactions contemplated hereby and thereby.

        3.02      AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the agreements and instruments called for hereunder, and the consummation of the transactions contemplated hereby and by such agreements and instruments have been duly and validly authorized by all necessary actions of Seller (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other agreement and instrument will constitute, a valid and binding agreement and obligation of Seller, enforceable in accordance with its respective terms. Except as specified in Section 3.05, the execution, delivery and performance by Seller of this Agreement and the agreements and instruments called for hereunder will not require the consent, approval or authorization of any person, entity or governmental authority.

        3.03      LITIGATION; COMPLIANCE WITH LAW.

                  There is no action, suit, investigation, claim, arbitration or litigation pending or, so far as Seller knows, threatened against or involving either Seller, the Assets, the Station or the Station's business and operations, at law or in equity, or before or by any court, arbitrator or governmental authority, and neither Seller nor the Station is operating under or subject to any order, judgment, decree or injunction of any court, arbitrator or governmental authority, except for those listed in Schedule 3.03. Seller has complied and is in compliance in all material respects with all laws, ordinances, regulations, awards, orders, judgments, decrees and injunctions applicable to Seller, to the Assets, to the Station and to its business and operations, including all federal, state and local laws, ordinances, regulations and orders pertaining to employment or labor, safety, health, environmental protection, zoning and other matters. Seller has obtained all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all governmental authorities necessary in order to conduct the operation of the Station as presently conducted and to own, use and maintain the Assets.

        3.04      FINANCIAL STATEMENTS AND CONDITION; LIABILITIES.

                  3.04(a) Seller has prepared and/or furnished to Buyer the balance sheets of Seller as of the dates specified on Schedule 3.04(a), and the statements of income, stockholders' equity and changes in financial position for the periods specified on Schedule 3.04(a). All of the financial statements, including, without limitation, the notes thereto, referred to in Schedule 3.04(a) or furnished to Buyer after the date hereof pursuant to this Agreement:
(i) are in accordance with the books and records of the Seller, (ii) are true, correct and complete in all material respects and present fairly the financial position of Seller as of the respective dates and the results of operations and changes in cash flow for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. All deposits and prepaid expenses, if any, included as assets of Seller represent bona fide deposits or payments theretofore made by Seller, the benefit and advantage of which will be obtained and enjoyed by Seller and, after the Closing Date, by Buyer.

                  3.04(b) Except as reflected in the balance sheets as of July 31, 1999, including the notes thereto, there exist no liabilities of Seller, contingent or absolute, matured or unmatured, known or unknown. Since July 31, 1999, (i) Seller has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise), except in the ordinary course of business and consistent with past business practices, (ii) there has not been any discharge or satisfaction of any obligation or liability owed to Seller, which is not in the ordinary course of business or which is inconsistent with past business practices, or (iii) there has not occurred any loss or material injury to the Assets as the result of any fire, accident, act of God or the public enemy, or other casualty, or any adverse material change in the Assets.


         3.05     ASSETS; CONSENTS.

                  3.05(a) The Assets to be acquired at the Closing constitute all of the real, personal, and mixed assets, both tangible and intangible, that are used, held for use or necessary for the business and operations of the Station as presently conducted.

                  3.05(b) Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable, and insurable title to the Assets, free and clear of any Encumbrances, except for and subject only to (i) liens for real estate taxes not yet due and payable,
(ii) existing easements of record on real property which do not materially impair the use of such property for the purposes contemplated hereunder, and
(iii) those encumbrances set forth in Schedule 3.05(b), which shall be removed prior to or contemporaneously with the Closing Date.

                  3.05(c) On the Closing Date, Buyer shall acquire good, marketable and insurable title to, and all right, title and interest in, the Assets, free and clear of all Encumbrances, except for and subject only to liens for real estate taxes not yet due and payable and existing easements of record on real property which do not materially impair the use of such property for the purposes contemplated hereunder.

                  3.05(d) All of the Assets to be transferred hereunder are transferable by Seller by Seller's sole act and deed, and no consent on the part of any other person is necessary to validate the transfer to Buyer, except (i) the Licenses described in Schedule 1(g) are not assignable without the consent of the Commission as provided by law and (ii) certain of the agreements described in Schedules 1(b) and 1(i), as specified in Schedule 3.05(d), may be assigned only with the consent of third parties.

                  3.05(e) The Property and all of the Improvements have direct and unobstructed access to all public utilities necessary for the uses to which the Property and all of the Improvements are presently devoted by Seller and to a public street. No portion of the Property or any Improvement is the subject of, or affected by, any condemnation or eminent domain proceedings currently instituted or pending, and so far as Seller knows, no such proceedings are threatened. The Property and the Improvements are not subject to any covenant or other restriction preventing or limiting Seller's right to convey Seller's right, title and interest in the Property and the Improvements or to use the Property and the Improvements for the various purposes for which the Property and the Improvements are being used.


         3.06     CONDITION OF TANGIBLE ASSETS.

                  All tangible Assets are in good operating condition and repair, and are suitable, adequate and fit for the uses for which they are intended or are being used; and the present use of such Assets do not violate in any material respect any applicable licenses, statutes, or building, fire, zoning, health and safety or any other laws or regulations. Without limiting the foregoing, such tangible assets and operations thereof do not result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels With Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 KHz to 100 GHz," issued by the American National Standards Institute and which the Commission has incorporated in its rules and regulations.


         3.07     TRADEMARKS; LICENSES.

                  Schedule 1(h) contains a true and complete listing of all franchises, licenses, trademarks, trade names, copyrights and applications therefor owned or licensed by or registered in the name of Seller and used or held for use in the business and operations of the Station, other than the Licenses, all of which are transferable to Buyer by the sole act and deed of Seller; and no consent on the part of any other person is necessary to validate the transfer to Buyer. Seller pays no royalty to anyone under any of the foregoing. Seller owns or possesses all rights to use all franchises, licenses, service marks, trademarks, trade names, copyrights, patents and applications therefor necessary to the conduct of the business of the Station. Seller does not have any knowledge nor has Seller received any notice to the effect that any service rendered by Seller relating to the business of the Station may infringe on any trademark, service mark, trade name, copyright, patent, trade secret or legally protectable right of another.


         3.08     LICENSES.

                  The Licenses for the Station are valid through April 1, 2005 and there are no orders, complaints, proceedings or investigations, pending or, so far as Seller knows, threatened, which would affect the validity of the Licenses.


         3.09     REPORTS AND RECORDS.

                  During the current term of the Licenses, all returns, reports and statements relating to the Station currently required to be filed by Seller with the Commission or any other governmental instrumentality have been filed and complied with and are true, correct and complete in all material respects. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all material respects. During the current term of the Licenses, all documents required by the Commission's rules to be placed in the Station's public files have been placed and are being held in such files. During the current term of the Licenses, all logs and business records of every type and nature relating to the business and operations of the Station, including but not limited to political and public record files, program, operating and maintenance logs, equipment performance measurements, policies or evidence of insurance, licenses, payroll, social security and withholding tax returns, operator agreements and other records pertaining to the business and operations of the Station have been maintained in all material respects in accordance with good business practices and the rules of the Commission and are, to the extent required, at the Station.


         3.10     CONTRACTS.

                  The contracts, agreements and leases set forth and described in Schedules 1(b), and 1(i) are all of the contracts, agreements, leases and commitments (both written and oral) relating to the Assets, to the Station or to the business and operations thereof, other than (i) contracts for the sale of advertising for cash, which are not for a term longer than thirty (30) days, and
(ii) contracts or commitments which do not require payments of more than $5,000 each or $20,000 in the aggregate. Seller has delivered to Buyer prior to the execution of this Agreement true and complete copies or descriptions of all contracts, agreements, leases and commitments (and all amendments and modifications thereto) relating to the Assets, the Station or to the business and operations thereof (collectively, the "Station Contracts"). The unperformed obligations ascertainable from the terms on the face of the Station Contracts are the existing unperformed obligations thereunder. Each Station Contract is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the parties thereto. The parties thereto have complied with all of the material provisions of the Station Contracts and are not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. There has not been (i) any failure of any party to any Station Contract to comply with all material provisions thereof, (ii) any default by any party thereunder, (iii) any threatened cancellation thereof, (iv) any outstanding dispute thereunder, or (v) any basis for any claim of breach or default thereunder.


         3.11     CONFLICTS.

                  Except as set forth in Schedule 3.11, the execution and delivery of this Agreement and the agreements and instruments called for hereunder, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not conflict with or violate any law, ordinance, regulation, order, award, judgment, injunction or decree applicable to Seller, to the Assets or to the Station, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of Seller's articles of incorporation or bylaws, or any contract, agreement, lease, commitment, or understanding to which Seller is a party or by which Seller is bound or to which any of the Assets or the Station is subject, or result in the acceleration of any indebtedness or in the creation of any Encumbrance upon the Assets.


         3.12     RELATED PARTIES.

                  Neither Seller nor any shareholder, officer or director of Seller has any interest whatsoever in any corporation, firm, partnership or other business enterprise which has had any business transactions with Seller relating to the Assets or the Station, and no shareholder of Seller has entered into any transaction with Seller relating to the Assets or the Station, except for those set forth in Schedule 3.12.


         3.13     TAXES.

                  The Seller has timely filed with all appropriate governmental agencies all federal, state, commonwealth, local, and other tax or information returns and tax reports (including, but not limited to, all income tax, unemployment compensation, social security, payroll, sales and use, profit, excise, privilege, occupation, property, ad valorem, franchise, license, school and any other tax under the laws of the United States or of any state or any commonwealth or any municipal entity or of any political subdivision with valid taxing authority) due for all periods ended on or before the date hereof. Seller has paid in full all federal, state, commonwealth, foreign, local and other governmental taxes, estimated taxes, interest, penalties, assessments and deficiencies (collectively, "Taxes") which have become due pursuant to such returns or without returns or pursuant to any assessments received by Seller. Such returns and forms are true, correct and complete in all material respects, and Seller has no liability for any Taxes in excess of the Taxes shown on such returns. Seller is not a party to any pending action or proceeding, and, to Seller's knowledge, there is no action or proceeding threatened by any government or authority against Seller for assessment or collection of any Taxes, and no unresolved claim for assessment or collection of any Taxes has been asserted against Seller.


         3.14     EMPLOYEE BENEFIT PLANS.

                  3.14(a) Except as described in Schedule 3.14(a), neither Seller nor any Affiliates (as defined below) have at any time established, sponsored, maintained, or made any contributions to, or been parties to any contract or other arrangement or been subject to any statute or rule requiring them to establish, maintain, sponsor, or make any contribution to, (1) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA")) ("Pension Plan"); (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or (iii) any deferred compensation, bonus, stock option, stock purchase, or other employee benefit plan, agreement, commitment, or arrangement ("Other Plan"). Seller and the Affiliates have no obligations or liabilities (whether accrued, absolute, contingent, or unliquidated, whether or not known, and whether due or to become due) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) or Other Plan that is not listed in Schedule 3.14(a). For purposes of this Section 3.14, the term "Affiliate" shall include all persons under common control with Seller within the meaning of Sections 4001(a)(14) or (b)(1) of ERISA or any regulations promulgated thereunder, or Sections 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended (the "Code").

                  3.14(b) Each plan or arrangement listed in Schedule 3.14(a) (and any related trust or insurance contract pursuant to which benefits under such plans or arrangements are funded or paid) has been administered in all respects in full compliance with its terms and in both form and operation is in compliance with applicable provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1986 and regulations thereunder, and other applicable law. Each Pension Plan listed in Schedule 3.14(a) has been determined by the Internal Revenue Service to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, and nothing has occurred or been omitted since the date of the last such determination that resulted or could result in the revocation of such determination. Seller and the Affiliates have made all required contributions or payments to or under each plan or arrangement listed in Schedule 3.14(a) on a timely basis and have made adequate provision for reserves to meet contributions and payments under such plans or arrangements that have not been made because they are not yet due.

                  3.14(c) The consummation of this Agreement (and the employment by Buyer of former employees of Seller or any employees of an Affiliate) will not result in any carryover liability to Buyer for taxes, penalties, interest or any other claims resulting from any employee benefit plan (as defined in Section 3(3) of ERISA) or Other Plan. In addition, Seller and each Affiliate make the following representations (i) as to all of their Pension Plans: (A) neither Seller nor any Affiliate has become liable to the PBGC under ERISA under which a lien could attach to the assets of Seller or an Affiliate; (B) Seller and each Affiliate has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (C) Seller and each Affiliate has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in
Section 4201 of ERISA, and (ii) all group health plans maintained by the Seller and each Affiliate have been operated in compliance with Section 4980B(f) of the Code.

                  3.14(d)  The  parties  agree  that Buyer does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any Pension Plan, any Welfare Plan, or Other Plan maintained by Seller or an Affiliate for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant, the parties agree that Seller and such Affiliate shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date.


         3.15     ENVIRONMENTAL MATTERS.

                  3.15(a) For purposes of this section, "Hazardous Materials" means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; or other applicable federal, state, or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances now or hereafter in effect relating to the protection of human health and the environment (collectively "Environmental Laws"). "Hazardous Materials" includes but is not limited to polychlorinated biphenyls (PCBs), asbestos and lead-based paints.

                  3.15(b)Seller's Environmental Representations and Warranties. Seller hereby represents and warrants that except as set forth on
Schedule 3.15(b):

                                  (i)       There are no pending or, to Seller's
knowledge threatened, actions, suits, claims, legal proceedings or any other proceedings based on Hazardous Materials or the Environmental Laws at the Property, or any part thereof, or otherwise arising from Seller's activities at the Property involving Hazardous Materials;

                                  (ii)  To  Seller's  knowledge,  there  are  no
conditions, facilities, procedures or any other facts or circumstances which could give rise to claims, expenses, losses, liabilities, or governmental action against Buyer in connection with any Hazardous Materials present at or disposed of from the Property, including without limitation the following conditions arising out of, resulting from, or attributable to, the assets, business, or operations of Seller at the Property: (A) the presence of any Hazardous Materials on the Property or the release or threatened release of any Hazardous Materials into the environment from the Property; (B) the off-site disposal of Hazardous Materials originating on or from the Property or the business or operations of Seller; (C) the release or threatened release of any Hazardous Materials into any storm drain, sewer, septic system or publicly owned treatment works; (D) any noncompliance with federal, state or local requirements governing occupational safety and health, or presence or release in the air and water supply systems of the Property of any substances that pose a hazard to human health or an impediment to working conditions; or (E) any facility operations, procedures or designs, which do not conform to the statutory or regulatory requirements of any Environmental Laws.

                                  (iii)     To Seller's knowledge, neither
polychlorinated biphenyls nor asbestos-containing materials are present on or in the Property.

                                  (iv)  The  Property  contains  no  underground
storage tanks, or underground piping associated with tanks, used currently or, to Seller's knowledge, in the past for the management of Hazardous Materials.


         3.16     LABOR RELATIONS.

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending or threatened between Seller and any of its employees or agents or any union or collective bargaining unit. Seller has complied and is in compliance in all material respects with all laws and regulations relating to the employment of labor, including without limitation provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunity, and the withholding of income taxes and social security contributions. Except as set forth in Schedule 3.16 hereto, there are no collective bargaining agreements or employment agreements between Seller and any of its employees. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. Except as set forth in Schedule 3.16 hereto, no employee of Seller has any contractual right to continued employment by Seller following consummation of the transactions contemplated by this Agreement. Seller has previously delivered to Buyer an accurate and complete list, a date no more than fourteen (14) days prior to the date of this Agreement, of all employees of Seller and the rate of compensation (including salary, bonuses and commissions) of each such employee.


         3.17     BROADCAST OF PROGRAMMING

                  The motion pictures, feature films, and syndicated programs for which Seller has obtained broadcast rights have been scheduled and broadcast in the ordinary course of business, consistent with Seller's past business practices and with customary practices in the television broadcast industry.


         3.18     INSURANCE.

                  Schedule 3.18 contains a list and brief description of all policies of title, property, fire, casualty, liability, life, workmen's compensation, business interruption and other forms of insurance of any kind relating to the Assets or the business and operations of the Station and owned or held by Seller. All such policies: (i) are in full force and effect; (ii) are sufficient for compliance in all material respects by Seller with all requirements of law and of all agreements to which Seller is a party; (iii) are valid, outstanding, and enforceable policies; and (iv) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the Station (including the business and operations thereof).


         3.19     DISCLOSURE.

                  All facts of material importance to the Assets, to the Station and to the business of Seller have been fully and truthfully disclosed to Buyer in this Agreement. No representation or warranty by Seller and no document, statement, certificate, schedule or exhibit to be furnished or delivered to Buyer pursuant to or in connection with this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES BY BUYER


                  Buyer represents, warrants and covenants to Seller as follows:


         4.01     ORGANIZATION AND STANDING.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and by the Closing Date will be duly qualified to do business as a foreign corporation in Alabama. Buyer has the full and unrestricted power and authority, corporate and otherwise, to enter into and perform the terms of this Agreement, the agreements and instruments referred to herein, and the transactions contemplated hereby and thereby.


         4.02     AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the agreements and instruments called for hereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other agreement and instrument will constitute, a valid and binding agreement and obligation of Buyer, enforceable in accordance with its respective terms. Except for the consent of the Commission to the assignment to Buyer of the Licenses described in Schedule 1(g), the pre-merger notification clearance required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any consents which may be required from certain lenders of Buyer as described in
Schedule 4.02, the execution, delivery and performance by Buyer of this Agreement and the agreements and instruments called for hereunder will not require the consent, approval or authorization of any person, entity or governmental authority.


         4.03     QUALIFICATION AS LICENSEE.

                  Except for possible contour overlap with television station WCFT-TV, Tuscaloosa, Alabama, Buyer knows of no reason why it should not be found by the Commission to be qualified under the Communications Act of 1934, as amended, and the Commission's rules and regulations to become the licensee of the Station.

                                   ARTICLE 5.

                       APPLICATION FOR COMMISSION CONSENT

                  As promptly as practicable and no later than ten (10) business days following the execution of this Agreement, Seller and Buyer shall take all steps reasonably necessary to file and shall participate in the filing of applications with the Commission (the "Applications") requesting its written consent to the assignment of the Licenses for the Station (and any extensions and renewals thereof) from Seller to Buyer. Seller and Buyer will diligently take all necessary and proper steps, provide any additional information reasonably requested, and otherwise use their best efforts in order to obtain promptly the requested consent and approval of the Applications by the Commission; provided that neither of the parties hereto shall have any obligation to take any unreasonable steps to satisfy complainants, if any, or to participate in any evidentiary hearing (other than a hearing at which only oral argument is to be presented).


                                   ARTICLE 6.

                                HART-SCOTT-RODINO

                  As promptly as practicable and no later than thirty (30) days following the execution of this Agreement, Seller and Buyer shall complete any filing that may be required pursuant to the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, or shall mutually agree that no such filing is required. Seller and Buyer shall diligently take all necessary and proper steps and provide any additional information reasonably requested in order to comply with the requirements of such Act.


                                   ARTICLE 7.

                       COVENANTS AND AGREEMENTS OF SELLER


                  Seller covenants and agrees with Buyer as follows:


         7.01     NEGATIVE COVENANTS.

                  Pending and prior to the Closing, Seller will not, without the prior written approval of Buyer, do or agree to do any of the following:

                  7.01(a) Dispositions; Mergers. Sell, assign, lease or otherwise transfer or dispose of any of the Assets or merge or consolidate with or into any other entity or enter into any negotiations or agreements relating thereto; provided, however, Seller may sell, assign, lease or otherwise transfer or dispose of any asset described in Schedule 1(f) if such asset is expended in the ordinary course of business, consistent with Seller's past business practices and with customary practices in the television broadcast industry, and property or equipment of like kind and equivalent value is substituted therefor.

                  7.01(b) Accounting Principles and Practices. Change or modify any of Seller's accounting principles or practices or any method of applying such principles or practices.

                  7.01(c) Trade-Outs. Enter into any trade-out agreement, or similar contract, commitment or understanding to provide broadcast time, except those which are in the ordinary course of business and consistent with Seller's past business practices and the TBA and which can be and are performed completely prior to the Closing Date.

                  7.01(d) Broadcast Time Agreements. Enter into any broadcast time sales agreement, contract, commitment or understanding except those that are in the ordinary course of business and consistent with customary practices in the television broadcast industry and the TBA.

                  7.01(e)  Local  Marketing  Arrangements.  Except  for the TAB,
acquire  or  enter  into  any  local  marketing  arrangements,   time  brokerage
agreements or other similar contracts.

                  7.01(f) Program Contracts. Acquire or enter into any new program contracts or renew, extend, amend, alter, modify or otherwise change any existing program contract, except that Seller may enter into new program contracts, consistent with the terms of the TBA, which have a term of less than six months.

                  7.01(g) Additional Agreements. Materially modify or amend any of the agreements listed in Schedule 3.05(d) which are marked by an asterisk or enter into any other agreements, contracts, leases, commitments, understandings, or licenses (collectively, "Additional Agreements") or incur any obligation or liability (contingent or absolute); provided, however, that Seller may enter into trade-out agreements, broadcast time agreements and program contracts consistent with this Section 7.01 and the terms of the TBA; and that any
Additional Agreements are entered into in the ordinary course of business consistent with Seller's past business practices and customary practices in the television broadcast industry, so long as such Additional Agreements do not involve payments or obligations in excess of One Million Dollars ($1,000,000) for all such Additional Agreements in the aggregate.

                  7.01(h) Breaches; Employment Contracts. Do or omit to do any act (or permit such action or omission) which will cause a material breach of any Station Contract; enter into or become subject to any employment, labor or union contract, any professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; increase the compensation payable or to become payable to any employee; or pay or arrange to pay any bonus payment to any employee.

                  7.01(i) Actions Affecting Licenses or Contracts. Take any action which under existing law may reasonably be expected to have a material adverse effect on the validity or enforceability of or rights under the Licenses or any material lease or contract.

                  7.01(j) Programming. Program or broadcast any motion picture, feature film or syndicated program, except in the ordinary course of business, within the terms of the TBA and consistent with Seller's past business practices.

                  7.01(k) Accounts. Accelerate the collection of or sell or assign any accounts receivable, or decelerate the payment of accounts payable, except in order to conform with Seller's past business practices and the terms of the TBA.


         7.02     AFFIRMATIVE COVENANTS.

                  Pending and prior to the Closing Date, Seller will:

                  7.02(a) Preserve Existence. Preserve its corporate existence and business organization intact, maintain its existing franchises and licenses, use its reasonable best efforts to preserve for Buyer its relationships with suppliers, customers, employees and others having business relations with Seller, and keep all Assets in their present condition, ordinary wear and tear excepted.

                  7.02(b) Normal Operations. Subject to the terms and conditions of this Agreement (including, without limitation, Section 7.01) and the terms and conditions of the TBA: (i) carry on the business and activities of the Station, including without limitation, the sale of advertising time, entering into trade or barter arrangements, entering into other agreements, leases, commitments or understandings, or purchasing and scheduling of programming, in the usual and ordinary course of business consistent with Seller's past business practices and with customary practices in the television broadcast industry;
(ii) pay or otherwise satisfy all obligations (cash and barter) of the Station as they come due and payable; (iii) maintain all of its properties in customary repair, order and condition; and (iv) maintain its books of account, records, and files in substantially the same manner as heretofore.

                  7.02(c) Maintain Licenses. Maintain the validity of the Licenses, and comply in all material respects with all rules and regulations of the Commission.

                  7.02(d) Payables. Pay all of its obligations, including, without limitation, obligations under the Station Contracts and under any such contracts that shall be entered into between the date hereof and the Closing pursuant to Section 7.01, as and when they become due and payable.

                  7.02(e) Corporate Action. Take all corporate action under the law of the State of Ohio are necessary to effectuate the transactions contemplated by this Agreement and by the agreements and instruments called for hereunder.

                  7.02(f) Transfer Tax; Bulk Sales. Take all necessary action to provide for the payment of all applicable state sales, transfer or use taxes, and to comply with all applicable bulk transfer and similar laws, in connection with the transactions contemplated by this Agreement and the agreements and instruments called for hereunder.

                  7.02(g)   Access.   Give  to  Buyer  and  Buyer's   authorized
representatives full and complete access upon reasonable notice during normal business hours to Seller's properties, books, records, contracts, commitments, facilities, premises, and equipment and to Seller's officers and employees.

                  7.02(h) Other Information. Provide to Buyer all such other information and copies of documents concerning Seller, the operation of the Station, the Assets, and Seller's customers and suppliers as Buyer may request.

                  7.02(i) Insurance. Maintain in full force and effect all of its existing casualty, liability, and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof.

                  7.02(j) Financial Statements. Provide Buyer with unaudited statements of assets and liabilities and statements of revenues and expenses reflecting the results of the business and operations of the Station for the preceding twelve (12) months, within thirty (30) days of the end of the fiscal year. All of the foregoing financial statements shall comply with the requirements concerning financial statements set forth in Section 3.04.

                  7.02(k) Interruption in Broadcast Operations. Promptly notify Buyer in writing if any Station ceases to broadcast at its authorized power for more than 48 consecutive hours.

                  7.02(l) Consents. Obtain third party consents to assign to Buyer those agreements on Schedule 3.05(d) which are marked with an asterisk and use its best efforts to obtain third party consents for assignment of all other agreements listed on Schedule 3.05(d).


         7.03     REMOVAL OF MATERIALS.

                  Any building materials or other items located in or around the Property which qualify as Hazardous Wastes or Toxic Substances shall immediately be removed from the Property at Seller's cost and expense.


         7.04     CONFIDENTIALITY.

                  Seller will use its best efforts to maintain strict confidentiality with respect to all documents and information furnished to Seller by or on behalf of Buyer; provided, however, that Seller shall have no such obligations with respect to confidential information that (i) is a matter of public knowledge or (ii) has been or is hereafter publicly disclosed other than by or through Seller. In the event this Agreement is terminated, Seller will return to Buyer all documents, drafts, work papers, and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.


         7.05     EMPLOYEES.

                  For a period commencing upon the execution of this Agreement and ending twelve (12) months following the Closing Date, Seller and its affiliates will not offer employment elsewhere than at the Station to any employee of Seller currently employed at the Station without the prior written approval of Buyer.


                                   ARTICLE 8.

                        COVENANTS AND AGREEMENTS OF BUYER

                  Buyer covenants and agrees with Seller as follows:


         8.01     CONFIDENTIALITY.

                  Buyer will maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Seller; provided, however, that Buyer shall have no such obligations with respect to confidential information that (i) is a matter of public knowledge or (ii) has been or is hereafter publicly disclosed other than by or through Buyer. In the event this Agreement is terminated, Buyer will return to Seller all copies in its possession of documents, drafts, work papers, and other material prepared or furnished by Seller relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement and the agreements and instruments called for hereunder.


                  8.02     CORPORATE ACTION.

                  Prior to the Closing, Buyer shall take all corporate action under the law of the State of Delaware necessary to effectuate the transactions contemplated by this Agreement and by the agreements and instruments called for hereunder.


                                   ARTICLE 9.

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following conditions:


         9.01     REPRESENTATIONS AND COVENANTS.

                  The representations and warranties of Seller made herein or in any agreement, instrument or document called for hereunder shall have been true and correct when made and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing
Date, and Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to the Closing Date.


         9.02     CONSENTS.

                  Seller shall have obtained prior to the Closing Date all consents necessary to effect valid assignments to Buyer of those contracts on
Schedule 3.05(d) which are marked with an asterisk and all other consents necessary to consummate the transactions contemplated hereby (except for the FCC Order which shall be governed by Section 9.04).


         9.03     DELIVERY OF DOCUMENTS.

                  Seller  shall  have   delivered   to  Buyer  all   agreements,
instruments and documents required to be delivered by Seller to Buyer pursuant to Section 11.02.


         9.04     FCC ORDER.

                  The FCC Order shall have become a Final Order with respect to the Station.


         9.05     TITLE INSURANCE COMMITMENT AND SURVEY.

                  Buyer shall have received the Title Insurance Commitment and Survey referred to in Section 1 for the real property described in Schedule 1(a), in form and substance satisfactory to Buyer.


         9.06     LEGAL PROCEEDINGS.

                  No  action  or  proceeding  by  or  before  any   governmental
authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate the transactions contemplated by this Agreement (other than an action or proceeding instituted or threatened by Buyer).


         9.07     HART-SCOTT-RODINO.

                  All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.

         9.08     ABSENCE OF MATERIAL CHANGE.

                  Neither the Station nor the Assets shall have suffered a material adverse change since the date hereof, and there shall have been no changes since the date hereof in the business, operations, prospects, condition (financial or otherwise), properties, assets or liabilities of Seller, of the Station or of the Assets (regardless of whether or not such events or changes are consistent with the representations and warranties given herein by Seller), except changes contemplated by this Agreement and changes in the ordinary course of business which are not (either individually or in the aggregate) materially adverse.


                                   ARTICLE 10.

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

                  The obligation of Seller to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following conditions:


         10.01    REPRESENTATIONS AND COVENANTS.

                  The representations and warranties of Buyer made in this Agreement or in any agreement, instrument or document called for hereunder shall have been true and correct when made and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date, and Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by Buyer prior to the Closing Date.


         10.02    DELIVERY OF DOCUMENTS.

                  Buyer shall have delivered to Seller the Purchase Price and all agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.03.


         10.03    FCC ORDER.

                  The FCC Order shall have been issued with respect to the Station.


         10.04    LEGAL PROCEEDINGS.

                  No  action  or  proceeding  by  or  before  any   governmental
authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) that might restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Seller.


         10.05    HART-SCOTT-RODINO.

                  All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired.


                                   ARTICLE 11.

                                   THE CLOSING


         11.01    CLOSING.

                  Unless otherwise agreed by the parties hereto, the Closing hereunder shall be held on a date specified by Buyer within ten (10) days following the date that the FCC Order becomes a Final Order. The Closing shall be held at 10:00 A.M. local time at the offices of Hogan & Hartson in Washington, D.C. or at such other time and place as the parties may agree.


         11.02    DELIVERY BY SELLER.

                  At or before the Closing, Seller shall deliver to Buyer the following:

                  11.02(a) Agreements and Instruments. The following bills of sale, statements, assignments and other instruments of transfer, dated as of the Closing Date, in form sufficient to transfer and convey to Buyer title (of the quality provided for in this Agreement) to the Assets:

                         (i)      the Assignment of Leases;

                         (ii)     the Bill of Sale;

                         (iii)    the Assignment of Licenses;

                         (iv)      the Assignment of Contracts;

                         (v)      the Deed; and

                         (vi) such other  instruments  or  documents as Buyer or
Buyer's senior lender may reasonably request.

                  11.02(b) Consents. Copies of all consents necessary to effect valid assignments to Buyer of all of the agreements listed on Schedule 3.05(d) which are marked with an asterisk and any other consents Seller has been able to obtain.

                         11.02(c)  Certificate Concerning Interim Agreements.
A certificate of Seller describing all broadcast time sales agreements made, all trade-out agreements entered into, and all other contracts, agreements and leases entered into by Seller between the date hereof and the Closing Date, and certifying that such agreements, contracts and leases were entered into in accordance with Section 7.01.

                         11.02(d)  Corporate Resolutions.  Copies of the
resolutions of directors and shareholders of Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the agreements and instruments called for hereunder, and the consummation of the transactions contemplated hereby and by such agreements and instruments.

                         11.02(e)  Officers' Certificate.  A certificate of
Seller signed by the President and the Secretary of Seller certifying that the representations and warranties of Seller made herein were true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects as of the Closing Date, and that Seller has performed and complied with all covenants and agreements required to be performed or complied with by Seller on or prior to the Closing Date.

                         11.02(f)  Opinion of Counsel.  An opinion of counsel
for Seller, dated the Closing Date, addressed to Buyer and to Buyer's lender, substantially in the form attached hereto as Exhibit F.

                         11.02(g)  Seller's IRS Form 8594.  Internal Revenue
Service Form 8594 completed by Seller in connection with the acquisition of the Assets by Buyer.


         11.03    DELIVERY BY BUYER.

                  At or before the Closing, Buyer shall deliver to Seller the following:

                  11.03(a)  Purchase Price.

                         (i) The Purchase Price in the amount and manner set forth in Section 2.

                  11.03(b)  Assumption Agreement.  The Assumption Agreement.

                  11.03(c) Corporate Resolutions. Copies of the resolutions of the directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the agreements and instruments called for hereunder, and the consummation of the transactions contemplated by this Agreement and by such agreements and instruments.

                  11.03(d) Officers' Certificate. A certificate of Buyer signed by the President and the Secretary of Buyer certifying that the representations and warranties of Buyer made herein were true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects as of the Closing Date, and that Buyer has performed and complied with all covenants and agreements required to be performed or complied with by Buyer prior to the Closing Date.

                  11.03(e) Buyer's IRS Form 8594. Internal Revenue Service Form 8594 completed by Buyer in connection with the acquisition of the Assets by Buyer.


                                   ARTICLE 12.

                    ALLOCATION OF PURCHASE PRICE AMONG ASSETS

                  Seller and Buyer each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the Assets, as set forth in an appraisal of the tangible assets to be performed prior to the Closing (at Buyer's sole expense) by Bond & Pecaro, for purposes of all federal, state and other income tax returns filed by it or other tax payments made by it. Notwithstanding any other provision of this Agreement, the provisions of this
Section 12 shall survive the Closing Date without limitation.


                                   ARTICLE 13.

                             POSSESSION AND CONTROL

                  Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Station, and such operation, including complete control and supervision of all programs, shall be the sole responsibility of Seller; provided, however, Buyer shall be entitled to inspect the Assets as provided in Section 7.02(h) so that an uninterrupted and efficient transfer of ownership may be effected. On and after the Closing Date, Seller shall have no control over, or right to intervene or participate in, the business and operations of the Station.


                                   ARTICLE 14.

                                  RISK OF LOSS

                  The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Seller. In the event of such loss or damage prior to the Closing Date, Seller shall promptly restore, replace or repair the damaged Assets to their previous condition at Seller's sole cost and expense. In the event such loss or damage shall not be restored, replaced, or repaired as of the Closing Date, Buyer shall, at its option, either (a) proceed with the Closing and receive all insurance proceeds to which Seller would be entitled as a result of such loss or damage (provided, however, if such proceeds do not equal the loss, Seller shall pay the deficiency to Buyer), or
(b) defer the Closing Date until such restorations, replacements or repairs are made (provided that no such deferral shall affect the right of Buyer to terminate this Agreement pursuant to the provisions of Section 16).


                                   ARTICLE 15.

                            SURVIVAL; INDEMNIFICATION

         15.01    SURVIVAL OF SELLER'S REPRESENTATIONS.

                  Except as otherwise specified, the representations and warranties made by Seller in this Agreement or pursuant hereto shall survive the Closing Date for a period of two (2) years, provided that Sections 3.13 and 3.15 shall survive the Closing Date for a period equal to the applicable statute of limitations and Section 3.05(b) shall survive without limitation as to time, and the representations and warranties made by Seller shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer.

         15.02    INDEMNIFICATION BY SELLER.

                  Subject to the conditions and provisions of Section 15.05, Seller agrees to indemnify, defend and hold harmless Buyer, Buyer's employees, managers and directors ("Buyer Indemnified Parties") from and against and in respect of any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and attorneys' fees and disbursements, asserted against, imposed upon or incurred by Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from (a) any liability, obligation, or claim against Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to Section 2.04, arising out of, relating to or resulting from the business of Seller, or relating to or resulting from the Assets or the business and operations of the Station during the period prior to the Closing Date; (b) any misrepresentation or breach of the representations and warranties of Seller contained in or made pursuant to this Agreement; or (c) any noncompliance by Seller with any covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement.

         15.03    SURVIVAL OF BUYER'S REPRESENTATIONS.

                  The representations and warranties made by Buyer in this Agreement or pursuant hereto shall survive the Closing Date for a period of two
(2) years, and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of Seller.

         15.04    INDEMNIFICATION BY BUYER.

                  Subject to the conditions and provisions of Section 15.05, Buyer hereby agrees to indemnify, defend and hold harmless Seller, Seller's employees, managers and directors ("Seller Indemnified Parties") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and attorneys' fees and disbursements, asserted against, imposed upon or incurred by Seller Indemnified Parties, directly or indirectly, by reason of or resulting from (a) any liability, obligation, or claims against Seller Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether contractual, tax or any other type of liability or obligation or claim) expressly assumed by Buyer hereunder; (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement; or (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement.

         15.05    CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 15, resulting from any claim or other assertion of liability by third parties (hereinafter called collectively, "Claims"), shall be subject to the following terms and conditions:

                  15.05(a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof.

                  15.05(b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such claim.

                  15.05(c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

                  15.05(d) Anything in this Section 15.05 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.

                                   ARTICLE 16.

                                   TERMINATION

                  If (i) an FCC Order has not become a Final Order and/or the Closing has not occurred on or before the tenth anniversary of the date of the Option Agreement, (ii) the Commission designates the Application contemplated by
Section 5 for an evidentiary hearing, or (iii) the Commission issues an order in connection with such application with conditions which are adverse to Buyer or which in any way diminish the operating rights with respect to the Assets and the Station (except any such conditions expressly accepted by Buyer in writing), then in any such event Buyer may, upon written notice to the Seller, terminate this Agreement without any further obligation to the Seller hereunder, provided, that such notice of termination is given prior to the date of the Closing or the date on which such FCC Order shall have become a Final Order. If the Closing has not occurred on or before the tenth anniversary of the date of the Option Agreement, then in such event Seller may, upon written to the Buyer, terminate this Agreement without any further obligation to the Buyer hereunder, provided, that, such notice of termination is given prior to the date of the Closing and the Seller is not in material default at such time. Upon termination of this Agreement pursuant to this Section 16, this Agreement shall be deemed null, void, and of no further force and effect (except for the provisions of Sections 7.04, 8.01, and 21, which shall survive such termination).

                                   ARTICLE 17.

                                    REMEDIES


         17.01    DEFAULT BY BUYER.

                  If Buyer shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of Buyer's action or failure to act, the conditions precedent to Seller's obligation to close specified in Section 10 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Seller shall not then be in default in the performance of Seller's obligations hereunder, Seller shall be entitled, by written notice to Buyer, to terminate this Agreement and to pursue any other remedies Seller has at law or in equity or otherwise.


         17.02    DEFAULT BY SELLER.

                  If Seller shall default in the performance of Seller's obligations under this Agreement in any material respect, or if, as a result of Seller's action or failure to act, the conditions precedent to Buyer's obligation to close specified in Section 9 are not satisfied and for such reason or reasons this Agreement is not consummated, or if Seller fails to operate the Station at its authorized power for longer than 48 consecutive hours, and provided that Buyer shall not then be in default in any material respect in the performance of Buyer's obligations hereunder, Buyer shall be entitled, at Buyer's sole option:

                         (i) To require  Seller to consummate  and  specifically
                perform the sale in accordance with the terms of this Agreement, if necessary through injunction or other court order or process; or

                         (ii) By written  notice to Seller,  to  terminate  this
                Agreement and to pursue any other remedies Buyer has at law or in equity or otherwise.


         17.03    SPECIFIC PERFORMANCE.

                  Seller acknowledges that the Assets to be sold and delivered to Buyer pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Seller shall fail to perform any of their obligations hereunder, and Seller therefore confirms and agrees that Buyer's right to specific performance is essential to protect the rights and interests of Buyer. Accordingly, in addition to any other remedies which Buyer may have hereunder or at law or in equity or otherwise, Seller hereby agrees that Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Seller and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.


                                   ARTICLE 18.

                                    GUARANTEE

         18.01 Osborn Communications Corp. ("Guarantor") hereby irrevocably and unconditionally guarantees to Buyer the prompt and complete performance and payment of each and every obligation of Seller to Buyer, direct or indirect, now existing or hereafter arising under this Agreement, including the due and punctual performance and observance by Seller of all of the terms and conditions of this Agreement.

         18.02 The obligations of Guarantor hereunder shall be absolute and unconditional and shall continue in full force and effect until the performance and payment of all of the obligations of Seller under this Agreement, and are in no way conditioned upon any event or contingency, or upon any attempt to enforce Seller's performance under this Agreement or any other right or remedy against Seller or to collect from Seller through the commencement of legal proceedings or otherwise.

         18.03 The obligations of Guarantor hereunder shall not be affected, reduced, impaired, modified, changed, released, limited or discharged in any manner whatsoever by reason of any impairment, modification, change, release, or limitation of the liability of Seller or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

         18.04 Guarantor unconditionally waives diligence, presentment, protest, notice of dishonor, demand, extension of time for payment, notice of nonpayment at maturity, and indulgences and notices of every kind, and consents to any and all changes in terms, covenants, and conditions hereof.

         18.05 Guarantor agrees that the obligations of Guarantor hereunder are irrevocable and are independent of the obligations of Seller under this Agreement; that a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Seller or whether Grantor is joined in any such action or actions.

         18.06 Guarantor agrees that Guarantor shall not exercise any rights that it may acquire by way of subrogation hereunder or otherwise until the performance in full of all obligations guaranteed pursuant hereto.

         18.07 Guarantor represents and warrants to Buyer that (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) it has the full corporate power and corporate authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding agreement and obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights and general equity principles, (c) neither the execution and delivery of this Agreement, the consummation of any of the transactions contemplated herein, nor compliance with the terms hereof, will conflict with or result in a breach of any provision of any law or regulation applicable to Guarantor, or any indenture, contract or other agreement to which Guarantor is a party or by which Guarantor is bound, or any statute, rule, regulation, judgment, decree or order binding upon Guarantor, and (d) Guarantor indirectly owns all of the issued and outstanding stock of Seller.

         18.08 The provisions of this Section shall inure to the benefit of and may be enforced by Buyer and its successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's successors or assigns.


                                   ARTICLE 19.

                        ADDITIONAL ACTIONS AND DOCUMENTS

                  Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.


                                   ARTICLE 20.

                                     BROKERS

                  Except for Alex Brown & Co., Seller represents to Buyer that Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing Date without limitation as to time.


                                   ARTICLE 21.

                                    EXPENSES

                  Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, (a) Seller and Buyer shall share equally in all sales, use, transfer, stamp, documentary, and recording taxes and fees, all costs of conveyances, all notary fees, all filing and application fees to any federal, state or local agency, all filing fees to the Commission in connection with the Applications, all sales, stamp, documentary, transfer, and recording taxes and fees applicable to the transactions contemplated by this Agreement and the instruments and documents called for hereunder, including, without limitation, any Alabama sales, use, stamp, documentary, transfer or similar taxes imposed with respect to the sale of any motor vehicle or with respect to the transfer of any real property, (b) Buyer shall pay all fees and expenses of the appraiser referred to in Section 12 and the Title Insurance Commitment, and all filing fees in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (c) Seller shall pay all fees and expenses for the Survey.


                                   ARTICLE 22.

                                     NOTICES

                  All notices, demands,  requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by overnight courier), mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex or facsimile transmission addressed as follows:

                         (i)  If to Buyer:

                                  TV Alabama, Inc.
                                  c/o Allbritton Communications Company
                                  808 17th Street, N.W.
                                  Suite 300
                                  Washington, D.C.  20006
                                  Attn.:  Jerald N. Fritz, Esq.

                         with a copy (which shall not constitute notice) to:

                                  Hogan & Hartson
                                  555 Thirteenth Street, N.W.
                                  Washington, D.C.  20004
                                  Attn.:  Mace J. Rosenstein, Esq.

                         (ii) If to Seller:

                                  Flagship Broadcasting Corporation
                                  P.O. Box 90406
                                  San Antonio, Texas 78209
                                  Attn:  Bridget Hubbard

                         with a copy (which shall not constitute notice) to:

                                  Haley, Bader & Potts P.L.C.
                                  4350 North Fairfax Drive
                                  Suite 900
                                  Arlington, VA  22203-1633
                                  Attn: Theodore D. Kramer

or such other address as the addressee may indicate by written notice.

                  Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex or facsimile) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.











                                   ARTICLE 23.

                                     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.



                                   ARTICLE 24.

                             BENEFIT AND ASSIGNMENT

                  Except as hereinafter specifically provided in this Section 24, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller), and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. In no event shall any assignment by Seller of its rights and obligations under this Agreement, whether before or after the Closing, release Seller from its liabilities hereunder. Notwithstanding the foregoing, Buyer or any permitted assignee of Buyer may assign this Agreement and any and all rights hereunder, in whole or in part, to any subsidiary of Buyer or to any entity in which the controlling shareholders of Buyer maintain control. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.



                                   ARTICLE 25.

                               REMEDIES CUMULATIVE

                  Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or by Buyer of any other rights or the seeking of any other remedies against the other.



                                   ARTICLE 26.

                           ENTIRE AGREEMENT; AMENDMENT

                  This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.



                                   ARTICLE 27.

                                  SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions hereof or of said agreement, document or writing.



                                   ARTICLE 28.

                                 PRESS RELEASES

                  All notices to third parties and other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by Buyer and Seller. Prior to the Closing Date neither of the parties hereto shall act unilaterally in this regard without the prior written approval of the other, except as required by law and/or the rules and regulations of the Commission.



                                   ARTICLE 29.

                                    HEADINGS

                  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.



                                   ARTICLE 30.

                                  GOVERNING LAW

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.



                                   ARTICLE 31.

                            SIGNATURE IN COUNTERPARTS

                  This Agreement may be executed in separate counterparts, neither of which need contain the signatures of both parties, each of which shall be deemed to be an original, and both of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                                     SELLER

                                          FLAGSHIP BROADCASTING CORPORATION


                                        By:      /s/ Bridget Hubbard
                                                     Bridget Hubbard
                                                     President



                                                     BUYER

                                                     TV ALABAMA, INC.


                                        By:      /s/ Robert L. Allbritton
                                                     Robert L. Allbritton
                                                     President



For purposes of Article 18 of
this Asset Purchase Agreement

OSBORN COMMUNICATIONS CORP.

By:
Frank D. Osborn
President

                             ACQUISITION OF WJSU-TV

                                LIST OF EXHIBITS


Exhibit A         Assignment of Leases

Exhibit B         Bill of Sale

Exhibit C         Assignment of Licenses

Exhibit D         Assignment of Contracts

Exhibit E         Warranty Deed

Exhibit F         Opinion of Seller's Counsel

Exhibit G         Assumption Agreement

                             ACQUISITION OF WJSU-TV

                                LIST OF SCHEDULES


Schedule 1(a)         Real Property

Schedule 1(b)         Leasehold Interests

Schedule 1(f)         Tangible Personal Property

Schedule 1(g)         FCC Licenses

Schedule 1(h)         Copyrights, Trademarks and Trade Names

Schedule 1(i)         Trade-out Agreements and other Contracts, Agreements, and
                           Leases

Schedule 1(j)         Deposits and Prepaid Expenses

Schedule 1(k)         Motor Vehicles

Schedule 3.03         Litigation

Schedule 3.04(a)  Financial Statements

Schedule 3.05(b)  Encumbrances

Schedule 3.05(d)  Consents Required to Transfer Assets

Schedule 3.11         Conflicts

Schedule 3.12         Transactions with Related Parties

Schedule 3.14(a)  Employee Benefit Plans

Schedule 3.15(b)  Environmental Matters

Schedule 3.16         Employment Agreements and Collective Bargaining Agreements

Schedule 3.18         Insurance

Schedule 4.02         Consents Required from Buyer's Lenders